Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors of
General Environmental Management, Inc.

We consent to the inclusion in the foregoing Registration Statement on Form S1-A2 File No. 333-148100 of our report dated March 17, 2008, relating to the financial statements of General Environmental Management, Inc. as of and for the years ended December 31, 2007 and 2006. We also consent to the reference to our firm under the caption "Experts".

/s/ Weinberg & Company, P.A.
Weinberg & Company, P.A. April 17, 2008 Los Angeles, California